Exhibit 99.1

INCOME FUND

TEN, LLC

ANNUAL

PORTFOLIO OVERVIEW

2008

LETTER FROM THE CEOs

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity in 2008.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K, as well as our other annual, quarterly and current reports are available in the Investor Relation’s section of our website www.iconcapital.com.

As of December 31, 2008, Fund Ten was in its operating period.   At December 31, we invested $135,558,0051 of capital in approximately $305,448,5432 worth of business-essential equipment.  Total distributions as of December 31, 2008 were $55,839,787, with an investor that invested $10,000 at inception receiving $4,663 in distributions. Further, our distribution coverage ratio3 for the period was 279.63%.  As of December 31, Fund Ten maintained a leverage ratio of 0.114 and collected approximately 94.59% of all scheduled rent and loan receivables for the period.

In 2008, we were able to take advantage of the dislocation in the credit markets by making some very favorable investments in business-essential equipment.  We purchased, at a discount, a loan to affiliates of Northern Leasing that is secured by a pool of micro ticket leases and purchased and chartered back vessels to AET.  The total equity we invested in 2008 was $13,952,8955.

Although 2008 was a challenging year from a macroeconomic perspective, we are pleased to advise that we believe our portfolio is performing very well.  As previously disclosed, we had to restructure our financing with Premier in exchange for control of the equity in Premier’s parent company.  We remain hopeful that we will recover our expected return on this investment.

We invite you to read through our portfolio overview on the pages that follow and, as always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.
3 The ratio of inflows from investments divided by paid distributions.
4 Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
5 Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.

ICON Income Fund Ten, LLC

- Annual Portfolio Overview 2008 -

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) annual Portfolio Overview for 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

During the reporting period, we continued in our operating period, during which time we continued to seek to acquire equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On January 30, 2009, our wholly-owned subsidiary, ICON Premier, LLC (“ICON Premier”), restructured its lease financing with Premier Telecom Contracts Limited (“Premier”) in exchange for control in the parent company of Premier, Pretel Group Limited, until such time as ICON Premier receives its expected return on its investment.

•
On November 25, 2008, ICON Northern Leasing, LLC, a joint venture among us, ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Eleven and Fund Twelve have ownership interests of 12.25%, 35% and 52.75%, respectively.  The aggregate purchase price for the Notes was approximately $31,573,000, resulting in a yield of 21%, and is secured by an underlying pool of leases for credit card machines.  The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000.  The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000.  Our share of the purchase price of the Notes was approximately $3,868,000.  We paid an acquisition fee to our Manager of approximately $36,000 in connection with this transaction.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  In addition to the recent investment described above, as of December 31, 2008 our equipment portfolio consisted primarily of the following investments:

•
We, along with Fund Eleven and ICON Income Fund Eight A L.P., have ownership interests of 30.62%, 61.39% and 7.99%, respectively, in a joint venture that owns telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  Our interest was purchased for approximately $7,695,000.  The lease is scheduled to expire on March 31, 2010.  We also own a 72.34% interest in another joint venture with Fund Eleven and ICON Income Fund Nine, LLC, with interests of 13.26% and 14.40%, respectively, which owns telecommunications equipment subject to a 48-month lease with Global Crossing and Global Crossing North American Networks, Inc.  The lease is scheduled to expire on October 31, 2010.  In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”) with Fund Eleven.  We own a 45% interest in ICON Global Crossing V that leases telecommunications equipment to Global Crossing.  This equipment was purchased for approximately $12,982,000 and is subject to a 36-month lease that expires on December 31, 2010.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd. (“ICON Eagle Carina”), a Singapore corporation.  ICON Eagle Carina is wholly-owned by ICON Carina Holdings, LLC, a joint venture owned 35.7% by us and 64.3% by Fund Twelve.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in non-recourse debt.  The Eagle Carina is subject to an 84-month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd. (“ICON Eagle Corona”), a Singapore corporation.  ICON Eagle Corona is wholly-owned by ICON Corona Holdings, LLC, a joint venture owned 35.7% by us and 64.3% by with Fund Twelve.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in non-recourse debt.  The Eagle Corona is subject to an 84-month bareboat charter with AET that expires on November 14, 2013.

•
Hospital bedside entertainment and communication terminals subject to lease with Premier.  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through a wholly-owned entity, purchased the equipment for approximately $13,945,000 and the lease is scheduled to expire on December 31, 2012.

•
Automotive steering column production and assembly equipment subject to a lease with Anchor Tool & Die Co.  We purchased the equipment for approximately $2,817,000 and the lease is scheduled to expire on September 30, 2009.

•
Machining and metal working equipment subject to leases with MW Texas Die Casting, Inc. and MW Monroe Plastics, Inc., wholly-owned subsidiaries of MW Universal, Inc.  We acquired the equipment for both leases for an aggregate purchase price of approximately $4,000,000.  Each of the leases commenced on January 1, 2008 and continues for a period of 60 months.

•	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease expired on March 31, 2009 and continues to be renewed on a month-to-month basis.

•	Material handling equipment leased to Saturn Corporation. We acquired the equipment for approximately $594,000, and the lease is scheduled to expire on September 30, 2011.

•
Two 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea and the M/V ZIM Canada, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 of non-recourse debt.

•
A 49% interest in one Aframax 98,507 DWT (deadweight tonnage) product tanker – the Mayon Spirit.  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneous with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash, including costs and expenses incurred in connection with the acquisition.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through August 2009.  For the year ended December 31, 2008, we received proceeds of $149,000 in connection with the sale of our interest in the equipment.

•
We entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For the year ended December 31, 2008, we received approximately $106,000 from the sale of our interest in the equipment.

10% Status Report

As of December 31, 2008, the ZIM Canada, ZIM Korea, Mayon Spirit, Eagle Carina and Eagle Corona were the five assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio. All five vessels are scheduled to remain on bareboat charter during the next year.

As of December 31, 2008, each bareboat charter had 66, 66, 31, 59 and 59 monthly payments remaining, respectively.  At the time we acquired our interests in the vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the reporting period, we continued to make monthly distributions at a rate of 8.6% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, we have made 66 monthly distributions to our members. During the year ended December 31, 2008, we paid our members approximately $12,752,775 in cash distributions. As of December 31, 2008, a $10,000 investment made at the initial closing would have received $4,663 in cumulative distributions representing a return of approximately 46% of such initial investment.

Source of Distributions

	Cash from current period operations (1)	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2008	$10,743,238	$664,032	$1,474,322	$-	$12,881,592

(1)	Included in cash generated from operations are distributions received from joint ventures.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses and distributions.  We paid distributions to our Manager of $128,817, $129,078 and $129,348 for the years ended December 31, 2008, 2007 and 2006, respectively.  Our Manager’s interest in our net income (loss) was $125,937, $48,871 and $(19,719) for the years ended December 31, 2008, 2007 and 2006, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the years ended December 31, 2008, 2007 and 2006, were as follows:

Entity	Capacity	Description	2008	2007	2006
ICON Capital Corp.	Manager	Acquisition fees (1)	$895,443	$-	$-
ICON Capital Corp.	Manager	Management fees (2)	$1,620,239	$2,054,110	$1,954,137
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (2)	$1,448,324	$876,287	$977,228

(1) Capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(2) Charged directly to operations.

At December 31, 2008, we had a payable of $1,048,301 due to our Manager and affiliates that primarily consisted of administrative expense reimbursements. Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2008	2007
Current assets
Cash and cash equivalents	$3,784,794	$4,448,826
Current portion of net investment in finance leases	725,220	1,491,424
Equipment held for sale or lease, net	98,350	57,688
Restricted cash	226,882	600,802
Interest rate swap contracts	-	39,703
Other current assets	282,062	269,423

Total current assets	5,117,308	6,907,866

Non-current assets
Net investment in finance leases, less current portion	6,916,347	12,085,323
Leased equipment at cost (less accumulated depreciation of
$47,649,844 and $58,125,917, respectively)	45,553,277	79,660,369
Note receivable	-	4,087,568
Investments in joint ventures	30,591,890	18,691,374
Investments in unguaranteed residual values	754,090	1,071,031
Other non-current assets, net	66,285	405,217

Total non-current assets	83,881,889	116,000,882

Total Assets	$88,999,197	$122,908,748

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$7,076,252	$16,327,680
Revolving line of credit, recourse	-	5,000,000
Interest rate swap contracts	88,214	-
Deferred revenue	48,699	32,985
Due to Manager and affiliates	1,048,301	171,268
Accrued expenses and other current liabilities	256,595	334,133

Total current liabilities	8,518,061	21,866,066

Non-current liabilities
Non-recourse long-term debt, less current portion	-	13,967,409

Total Liabilities	8,518,061	35,833,475

Minority Interest	2,173,984	2,970,200

Commitments and contingencies (Note 19)

Members' Equity
Manager	(484,924)	(482,044)
Additional Members	81,937,867	82,346,128
Accumulated other comprehensive (loss) income	(3,145,791)	2,240,989

Total Members' Equity	78,307,152	84,105,073

Total Liabilities and Members' Equity	$88,999,197	$122,908,748

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2008	2007	2006
Revenue:
Rental income	$20,063,725	$28,679,620	$27,069,091
Finance income	2,368,359	2,788,311	1,324,246
Income from investments in joint ventures	3,811,086	1,235,015	1,257,324
Net gain (loss) on sales of equipment and unguaranteed residual values	6,750,237	(384,310)	46,613
Net (loss) gain on foreign currency transactions	(61,854)	699,788	31,327
Interest and other income	562,333	463,925	480,930

Total revenue	33,493,886	33,482,349	30,209,531

Expenses:
Management fees - Manager	1,620,239	2,054,110	1,954,137
Administrative expense reimbursements - Manager	1,448,324	876,287	977,228
General and administrative	1,130,251	795,042	612,308
Interest	1,141,128	2,204,773	2,908,938
Loss on financial instruments	28,062	38,036	-
Depreciation and amortization	12,628,280	22,318,404	24,968,628
Bad debt expense	2,577,526	-	-
Impairment loss	-	-	675,212

Total expenses	20,573,810	28,286,652	32,096,451

Income (loss) before minority interest	12,920,076	5,195,697	(1,886,920)

Minority interest	(326,324)	(308,637)	(85,027)

Net income (loss)	$12,593,752	$4,887,060	$(1,971,947)

Net income (loss) allocable to:
Additional Members	$12,467,815	$4,838,189	$(1,952,228)
Manager	125,937	48,871	(19,719)

	$12,593,752	$4,887,060	$(1,971,947)

Weighted average number of additional
shares of limited liability company interests outstanding	148,275	148,575	148,880

Net income (loss) per weighted average additional
share of limited liability company interests	$84.09	$32.56	$(13.11)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

	Additional Shares
	of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Managing Member	Comprehensive (Loss) Income	Members' Equity
Opening balance, January 1, 2006	149,174	$105,724,368	$(252,770)	$(22,194)	$105,449,404
Net loss		(1,952,228)	(19,719)		(1,971,947)
Unrealized gain on warrants				538,072	538,072
Change in valuation of interest
rate swap contracts				(243,456)	(243,456)
Currency translation adjustments				3,319,299	3,319,299
Comprehensive income					1,641,968
Redemption of additional shares
of limited liability company interests	(444)	(385,563)			(385,563)
Cash distributions to members	-	(12,805,418)	(129,348)	-	(12,934,766)

Balance, December 31, 2006	148,730	90,581,159	(401,837)	3,591,721	93,771,043

Net income		4,838,189	48,871		4,887,060
Unrealized loss on warrants				(538,072)	(538,072)
Change in valuation of interest
rate swap contracts				(1,066,151)	(1,066,151)
Currency translation adjustments				253,491	253,491
Comprehensive income					3,536,328
Redemption of additional shares
of limited liability company interests	(351)	(294,451)			(294,451)
Cash distributions to members	-	(12,778,769)	(129,078)	-	(12,907,847)

Balance, December 31, 2007	148,379	82,346,128	(482,044)	2,240,989	84,105,073

Net income		12,467,815	125,937		12,593,752
Change in valuation of interest
rate swap contracts				(384,284)	(384,284)
Currency translation adjustments				(5,002,496)	(5,002,496)
Comprehensive income					7,206,972
Redemption of additional shares
of limited liability company interests	(148)	(123,301)			(123,301)
Cash distributions to members	-	(12,752,775)	(128,817)	-	(12,881,592)

Balance, December 31, 2008	148,231	$81,937,867	$(484,924)	$(3,145,791)	$78,307,152

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income (loss)	$12,593,752	$4,887,060	$(1,971,947)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(11,722,647)	(17,662,094)	(17,568,000)
Finance income	(2,368,359)	(2,788,311)	(1,324,246)
Income from investments in joint ventures	(3,811,086)	(1,235,015)	(1,257,324)
Net (gain) loss on sales of equipment and unguaranteed residual values	(6,750,237)	384,310	(46,613)
Depreciation and amortization	12,628,280	22,318,404	24,968,628
Bad debt expense	2,577,526	-	-
Impairment loss	-	-	675,212
Interest expense on non-recourse financing paid directly
to lenders by lessees	908,972	2,042,917	2,716,822
Interest expense from amortization of debt financing costs	185,254	154,704	146,581
Minority interest	326,324	308,637	85,027
Loss on financial instruments	28,062	38,036	-
Changes in operating assets and liabilities:
Collection of finance leases	2,035,245	3,966,041	1,521,176
Restricted cash	37,868	-	-
Other assets, net	(91,697)	2,208,972	(837,228)
Deferred revenue	(1,913)	(288,405)	56,202
Due to Manager and affiliates, net	173,634	110,997	72,290
Accrued expenses and other current liabilities	(313,396)	125,613	(731,066)
Distributions to/from minority interest holders and joint ventures	1,286,061	519,322	-

Net cash provided by operating activities	7,721,643	15,091,188	6,505,514

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	18,081,200	3,218,093	2,777,812
Distributions received from joint ventures	3,021,595	11,488,247	2,155,594
Repayment of note receivable	4,367,055	-	-
Investment in note receivable	(164,822)	(4,202,233)	-
Purchase of equipment	-	(4,004,904)	(19,795,159)
Investment in unguaranteed residual values	-	-	(782,177)
Investments in joint ventures	(13,368,631)	(13,506,186)	(7,852)
Restricted cash provided	-	-	733,792

Net cash provided by (used in) investing activities	11,936,397	(7,006,983)	(14,917,990)

Cash flows from financing activities:
Proceeds from revolving line of credit	-	5,000,000	-
Repayment of revolving line of credit	(5,000,000)	-	-
Repayments of non-recourse long-term debt	(1,463,976)	-	-
Cash distributions to members	(12,881,592)	(12,907,847)	(12,934,766)
Redemption of additional shares of limited liability company interests	(123,301)	(294,451)	(385,563)
Minority interest contribution in joint venture	-	-	3,840,876
Distributions to minority interest holders in joint ventures	(796,216)	(1,068,996)	(647,330)

Net cash used in financing activities	(20,265,085)	(9,271,294)	(10,126,783)

Effects of exchange rates on cash and cash equivalents	(56,987)	426	(4,104)

Net decrease in cash and cash equivalents	(664,032)	(1,186,663)	(18,543,363)
Cash and cash equivalents, beginning of the year	4,448,826	5,635,489	24,178,852

Cash and cash equivalents, end of the year	$3,784,794	$4,448,826	$5,635,489

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2008	2007	2006
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$11,722,647	$17,662,094	$17,568,000
Transfer of leased equipment at cost to equipment held for
sale or lease, net	$395,350	$708,505	$-
Transfer from restricted cash to leased equipment at cost	$-	$-	$1,599,797
Transfer from investments in unguaranteed residual values to
leased equipment at cost	$1,935	$536,160	$400,388
Transfer from leased equipment at cost to net investment in
finance leases	$-	$95,542	$13,695,359
Transfer of non-recourse long-term debt in connection with
sale of subsidiary	$10,906,321	$-	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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